UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 17, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                  On June 17, 2005, Apogee Technology, Inc. (“Apogee”) received correspondence from the American Stock Exchange (the “Exchange”) regarding Apogee’s continuing non-compliance with certain of the Exchange’s listing standards relating to its failure to file its complete Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.  Pursuant to Apogee’s submissions to the Exchange dated June 8 and June 16, 2005, the Exchange has determined that, in accordance with Section 1009 of the Company Guide, Apogee’s plan for regaining compliance makes a reasonable demonstration of an ability to regain compliance with Sections 134, 1101 and 1003(d) of the Company Guide by July 31, 2005, for the filing of its Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB.

                  The Exchange Staff will continue to review Apogee periodically for its progress in accordance with its plan for regaining compliance.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the American Stock Exchange.

                  A copy of Apogee’s press release dated June 20, 2005 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements And Exhibits.

(c)	Exhibits

99.1	Press release dated June 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: June 20, 2005	By:	//s// Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board